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Exhibit 3.1(d)

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              EYEQ NETWORKING, INC.

         The undersigned, being the President of EYEQ NETWORKING, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

         FIRST: By Written Consent dated the th day of August, 1998, the Board of Directors of the Corporation and a majority of the shareholders of the Corporation duly adopted resolutions approving the following amendment to the Corporation's Certificate of Incorporation:

                  That Article 1 of the Corporation's Certificate of Incorporation be amended to read in its entirety as follows:

                  1.       The Name of the Corporation is:

                          AVIATION HOLDINGS GROUP, INC.

         SECOND: That the aforementioned amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I have signed this Certificate of Amendment this ___ day of August, 1998.



                                        ------------------------------
                                           Joseph Nelson, President